UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: April 30, 2007 (date of earliest event reported)

    Tidelands Bancshares, Inc.
(Exact name of registrant as specified in its charter)

    South Carolina
(State or other jurisdiction of incorporation)

001-33065	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina (Address of principal executive offices)	29464 (Zip Code)

    (843) 388-8433
(Registrant's telephone number, including area code)

    n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c).    APPOINTMENT OF PRINCIPAL OFFICERS

On April 30, 2007, Tidelands Bancshares, Inc. (the “Company”), announced that Thomas H. Lyles has been named Executive Vice President of the Company and Executive Vice President and Chief Administrative Officer of the Company’s wholly owned subsidiary, Tidelands Bank (the “Bank”).

The base salary for Mr. Lyles will be $175,000. Subject to board approval, the Company intends to grant Mr. Lyles stock options to purchase up to 20,000 shares of the Company’s common stock. The Company and Mr. Lyles are in the process of formalizing a written employment agreement and a formal stock option agreement, which employment agreement will be filed by the Company on a Form 8-K upon final approval and execution.

Mr. Lyles has over 32 years of banking experience. He served as the President, COO and a director of Peoples Community Bank in Aiken, South Carolina from 2001 until its sale to First Citizens Corporation in 2005. From 1989 until 2001, Mr. Lyles served in various capacities for Carolina National Bank in Spartanburg, South Carolina, including Executive Vice President, CFO, COO and director until Carolina National Bank’s sale to Synovus Corporation. From 1973 until 1989, he held various positions with Bankers Trust of SC/Bank of America. Since 2005, Mr. Lyles has been retired. Mr. Lyles is a graduate of Wofford College, The School of Bank Operations at the University of Wisconsin, and he has an MBA from The University of South Carolina.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01   Other Events.

On May 4, 2007, Tidelands Bancshares, Inc issued a press release announcing the appointment of Mr. Thomas H. Lyles as Executive Vice President and Chief Administrative Officer of Tidelands Bank. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01.   Financial Statements and Exhibits.

         Exhibit No.              Exhibit

         99.1                          Press release dated May 4, 2007 to announce Thomas H. Lyles

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: May 4, 2007	By: /s/ Alan W. Jackson
Alan W. Jackson
Chief Financial Officer

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